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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Kaneb Services LLC:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the joint proxy statement / prospectus. Our report refers to a change in the method of accounting for asset retirement obligations.

/s/ KPMG LLP

Dallas, Texas
November 19, 2004

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Consent of Independent Registered Public Accounting Firm